Gregory, Sharer & Stuart, P.A.	C. Todd Burg, CPA
Richard H. Caton, CPA
M. Timothy Farrell, CPA
Thomas H. Gregory, CPA
Jeffrey P. McClanathan, CPA
James G. Newman, CPA
Paula D. Popovich, CPA
Larry W. Sharer, CPA
Byron C. Smith, CPA
Charles L. Stuart, CPA
Richard G. ulrich, CPA
Carlos R. Vila

Consent of Independent Auditors

Mr. Roland G. Caldwell, Jr.
C/Funds Group, Inc.
201 Center Road, Suite Two
Venice, Florida 34285

Dear Mr. Caldwell:

We hereby consent to the use of our report dated January 21, 2005 on the financial statements of the C/Fund, C/Growth Stock Fund, C/Government Fund, and C/Community Association Reserve Fund (four of the portfolios constituting the C/Funds Group, Inc.) as of December 31, 2004, and for the period then ended. Such report is being included with the unaudited financial information prepared by management in documents filed by C/Funds Group, Inc. as required by the Securities and Exchange Commission.

Gregory, Sharer & Stuart, P.A.

/s/ Gregory, Sharer & Stuary, P.A.

St. Petersburg, Florida
February 25, 2005

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